As filed with the Securities and Exchange Commission on January 23, 2023

Registration No. 333-237684

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CO-DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Utah	46-2609396
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

2401 S. Foothill Drive

Salt Lake City, Utah 84109

(Address of Principal Executive Offices)

Co-Diagnostics, Inc. Amended and Restated 2015 Long Term Incentive Plan

(Full Title of the Plan)

Brian Brown

Chief Financial Officer

Co-Diagnostics, Inc.

2401 S. Foothill Drive

Salt Lake City, Utah 84109

(385) 831-7576

(Name, Address and Telephone Number, including area code, of Agent for Service)

With copies to:

Kevin Ontiveros, Esq.

General Counsel

2401 S. Foothill Drive

Salt Lake City, Utah 84109

Telephone: (801) 450-7001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Co-Diagnostics, Inc. (the “Registrant”) for the purpose of registering an additional 6,000,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) to be reserved for issuance under the Registrant’s Amended and Restated 2015 Long Term Incentive Plan (the “2015 Plan”), which increase of additional shares were approved by the Registrant’s board of directors and by the Registrant’s shareholders.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 of the Registrant filed with the Securities and Exchange Commission (the “Commission” or “SEC”) on April 15, 2020 (Registration No. 333-237684) including any amendments thereto, such as the amendment filed on November 20, 2020, or filings incorporated therein, are incorporated herein by this reference to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to each employee who is eligible to participate in the Plan, as required by Rule 428 under the Securities Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 24, 2022;

(b)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022; and September 30, 2022;

(c)	The Company’s Current Reports on Form 8-K filed on April 1, 2022, May 12, 2022, June 16, 2022, August 11, 2022, September 2, 2022, and November 10, 2022; and

(d)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 11, 2017 pursuant to Section 12(b) of the Exchange Act, including any subsequently filed amendments and reports updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
4.1	Articles of Incorporation		Draft Registration Statement (Exhibit 3.1)	01/12/17	377-01467

4.1.1	Amendment to the Articles of Incorporation		Draft Registration Statement (Exhibit 3.1.1)	01/12/17	377-01467

4.1.2	Articles of Amendment to Articles of Incorporation		Form 8-K (Exhibit 3.2)	01/03/19	001-38148

4.1.3	Articles of Amendment		Form 10-K (Exhibit 3.1.3)	03/24/22	001-38148

4.2	Amended and Restated Bylaws of Co-Diagnostics, Inc.		Form 8-K (Exhibit 3.1)	04/01/22	001-38148

4.4	Co-Diagnostics, Inc. Amended and Restated 2015 Long Term Incentive Plan		Form S-8/A	11/20/20	333-237684

5.1	Opinion of Legal Counsel	X

23.1	Consent of Independent Registered Public Accounting Firm,	X

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

107	Filing Fee Table	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on this 23 day of January, 2023.

CO-DIAGNOSTICS, INC.

BY:	/s/ Dwight Egan
Dwight Egan
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Dwight Egan and Brian Brown, and each of them singly, her or his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them singly, for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Co-Diagnostics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dwight Egan	Chief Executive Officer, President and Director	January 23, 2023
Dwight Egan	(Principal Executive Officer)

/s/ Brian Brown	Chief Financial Officer	January 23, 2023
Brian Brown	(Principal Financial and Accounting Officer)

/s/ Eugen Durenard	Director	January 23, 2023
Eugene Durenard

/s/ Edward Murphy	Director	January 23, 2023
Edward Murphy

/s/ James Nelson	Director	January 23, 2023
James Nelson

/s/ Richard Serbin	Director	January 23, 2023
Richard Serbin